UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2006
CANCERVAX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2110 Rutherford Road, Carlsbad, CA	92008
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 494-4200

(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 14, 2006, CancerVax Corporation (the “Company”) entered into an Assignment and Assumption of Lease (the “Assignment”) with American Bioscience, Inc., a California corporation. The Company currently is the tenant under a lease dated July 22, 1999 (the “Lease”) between the Company (as successor in interest to John Wayne Cancer Institute, a non-profit corporation) and Marina Business Center, L.L.C., a Delaware limited liability company (as successor in interest to Spieker Properties, L.P., a California limited partnership), for 50,750 rentable square feet of space located at 4503 Glencoe Avenue, Marina Del Rey, California (the “Premises”). The Lease, subject to any rights of extension, terminates on August 14, 2011. The Assignment assigns all right, title, and interest in, to and under the Premises and the Lease to American Bioscience and is effective as of May 1, 2006. American Bioscience will have no obligation to pay rent for the Premises until July 2006.
The foregoing description of the Assignment does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment. A copy of the Assignment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1	Assignment and Assumption of Lease, dated as of April 14, 2006, by and between CancerVax Corporation and American Bioscience, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCERVAX CORPORATION

Date: April 20, 2006

	By:	/s/ David F. Hale

Name: David F. Hale
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Assignment and Assumption of Lease, dated as of April 14, 2006, by and between CancerVax Corporation and American Bioscience, Inc.